As filed with the Securities and Exchange Commission on February 28, 2000.

                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                        Guaranty Federal Bancshares, Inc.
                -------------------------------------------------
             (Exact name of Registrant as specified in its charter)

         Delaware                                        43-1792717
------------------------------------------      --------------------------------
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                       Identification No.)

                               1341 W. Battlefield
                           Springfield, Missouri 65807
                     ---------------------------------------
                    (Address of principal executive offices)

         Guaranty Federal Bancshares, Inc. 2000 Stock Compensation Plan
         --------------------------------------------------------------

                            (Full Title of the Plan)

                               Richard Fisch, Esq.
                              Evan M. Seigel, Esq.
                        Malizia Spidi & Fisch, PC
                               1301 K Street, N.W.
                                 Suite 700 East
                             Washington, D.C. 20005
                                 (202) 434-4660
                    ----------------------------------------
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE
============================================================================================================================
Title of                                         Proposed Maximum         Proposed Maximum             Amount of
Securities to                Amount to be            Offering            Aggregate Offering           Registration
be Registered               Registered (1)        Price Per Share             Price (2)                 Fee (2)
-------------               --------------        ---------------             ----------               --------
Common Stock
$0.10 par value
per share                   25,000 shares               (2)                   $262,501                   $69.30
============================================================================================================================

(1) The maximum number of shares of common stock issuable upon awards to be granted under the Guaranty Federal Bancshares, Inc. 2000 Stock Compensation Plan consists of 25,000 shares which are being registered under this Registration Statement and for which a registration fee is being paid. Additionally, an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, dividends or similar transactions.
(2) Under Rule 457(h) of the 1933 Act, the registration fee may be calculated, inter alia, based upon the price at which the stock options may be exercised. An aggregate of 25,000 shares are being registered hereby, of which 17,875 shares are under option at a weighted average exercise price of $10.50 per share ($187,688 in the aggregate). The remainder of such shares, which are not presently subject to options (7,125 shares), are being registered based upon the based upon the average of the high and low selling prices of the Common Stock of the Registrant as reported on the Nasdaq National Market on February 23, 2000, of $10.50 per share ($74,813 in the aggregate), for a total offering of $262,501.

         This Registration Statement shall become effective automatically upon the date of filing, in accordance with Section 8(a) of the Securities Act of 1933 ("1933 Act") and Rule 462 of the 1933 Act.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information. *
------

Item 2.  Registrant Information and Employee Plan Annual Information. *
------

         *This Registration Statement relates to the registration of 25,000 shares of Guaranty Federal Bancshares, Inc. (the "Company" or "Registrant") common stock, $0.10 par value per share (the "Common Stock") issuable to employees, officers and directors of the Registrant or its subsidiary as compensation for services in accordance with the Guaranty Federal Bancshares, Inc. 2000 Stock Compensation Plan (the "Plan") under which 25,000 shares are issuable. Under the Plan, up to 7,125 shares may be awarded as shares of restricted Common Stock. The remainder of the shares reserved under the Plan not issued as restricted Common Stock may be issued as options to purchase Common Stock. Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424, in reliance on Rule 428.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.
------

         The Company became subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") on November 6, 1997 and, accordingly, files periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

         The following documents filed by the Company are incorporated in this Registration Statement by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999, as filed with the Commission;

         (b) The Company's Quarterly Report on Form 10-Q for the quarters ended December 31, 1999, and September 30, 1999, respectively, as filed with the Commission; and

         (c) The description of the Company's securities as contained in the Company's Registration Statement on Form 8-A, as filed with the Commission on November 6, 1997.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
------

         Not Applicable

Item 5.  Interests of Named Experts and Counsel.
------

         Not Applicable

Item 6.  Indemnification of Directors and Officers.
------

         Section 145 of the Delaware General Corporation Act sets forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacities as such.

         The Certificate of Incorporation of the Registrant (the "Certificate") requires indemnification of directors, officers and employees to the fullest extent permitted by Delaware law and limits the liability of directors to the fullest extent permitted by Delaware law.

         The Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent thereof or who is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liability under the provisions of the Certificate.

         A result of such provisions could be to increase the expenses of the Registrant and effectively reduce the ability of stockholders to sue on behalf of the Registrant since certain suits could be barred or amounts that might otherwise be obtained on behalf of the Registrant could be required to be repaid by the registrant to an indemnified party.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("1933 Act") may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.
------

         Not Applicable

Item 8.  Exhibits.
------

         For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

Item 9.  Undertakings.
------
         (a)      The undersigned Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                    (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events
                    arising  after  the  effective  date  of  the   Registration
                    Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do no apply if the Registration Statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the 1934 Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (d) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springfield in the State of Missouri, as of February 28, 2000.

                                 Guaranty Federal Bancshares, Inc.


                                 By:      /s/James E. Haseltine
                                          --------------------------------------
                                          James E. Haseltine
                                          President and Chief Executive Officer
                                          (Duly Authorized Representative)


                                POWER OF ATTORNEY

         We, the undersigned directors and officers of Guaranty Federal Bancshares, Inc., do hereby severally constitute and appoint James E. Haseltine as our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below and to execute any and all instruments for us and in our names in the capacities indicated below which said James E. Haseltine may deem necessary or advisable to enable Guaranty Federal Bancshares, Inc., to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-8 relating to the offering of the Company's Common Stock, including specifically, but not limited to, power and authority to sign, for any of us in our names in the capacities indicated below, the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said James E. Haseltine shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated as of the date indicated.

/s/James E. Haseltine                              /s/Ivy L. Rogers
------------------------------------------------   -----------------------------
James E. Haseltine                                 Ivy L. Rogers
President, Chief Executive Officer, and Director   Director
(Principal Executive Officer)

February 28, 2000                                  February 28, 2000
------------------------------------------------   -----------------------------
(Date)                                             (Date)

/s/Bruce Winston                                   /s/Gary Lipscomb
------------------------------------------------   -----------------------------
Bruce Winston                                      Gary Lipscomb
Vice President and Chief Financial Officer         Director
(Principal Accounting and Financial Officer)

February 28, 2000                                  February 28, 2000
------------------------------------------------   -----------------------------
(Date)                                             (Date)

/s/Wayne V. Barnes                                 /s/Jack L. Barham
------------------------------------------------   -----------------------------
Wayne V. Barnes                                    Jack L. Barham
Director                                           Chairman of the Board

February 28, 2000                                  February 28, 2000
------------------------------------------------   -----------------------------
(Date)                                             (Date)


/s/George L. Hall                                  /s/Raymond D. Tripp
------------------------------------------------   -----------------------------
George L. Hall                                     Raymond D. Tripp
Director                                           Director

February 28, 2000                                  February 28, 2000
------------------------------------------------   -----------------------------
(Date)                                             (Date)


/s/Gregory V. Ostergren
------------------------------------------------
Gregory V. Ostergren
Director

February 28, 2000
------------------------------------------------
(Date)

                                INDEX TO EXHIBITS




Exhibit                   Description
-------                   -----------

  4.1     Guaranty Federal Bancshares, Inc. 2000 Stock Compensation Plan

  4.2     Form of Tax Notice for Exercise of Options

  4.3     Form of Tax Notice for Awards of Restricted Stock

  4.4 Form of Stock Option Agreement to be entered into with respect to Non-Incentive Stock Options

  4.5     Form of Restricted Stock Agreement to be entered into for Restricted
          Stock

  5.1 Opinion of Malizia Spidi & Fisch, PC as to the validity of the Common Stock being registered

 23.1 Consent of Malizia Spidi & Fisch, PC (appears in their opinion filed as Exhibit 5.1)

 23.2     Consent of Baird, Kurtz & Dobson

  24 Reference is made to the Signatures section of this Registration Statement for the Power of Attorney contained therein